EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 19, 1996, except as to the restatement of the consolidated financial statements described in Note 18 which is as of May 8, 1996, relating to the financial statements of Forasol-Foramer N.V. which are incorporated by reference in such Registration Statement. We also consent to the reference to our firm under the caption "Independent Public Accountants."

Paris, France
February 6, 1997

Price Waterhouse